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                                                                EXHIBIT 10.3.4.c

                      SECOND FURTHER CONSENT AND AGREEMENT
                      ------------------------------------

                  SECOND FURTHER CONSENT AND AGREEMENT (this "Consent"), dated as of March 26, 1999, given under the Business Purpose Revolving Promissory Note ("Swing Line"), dated August 4, 1998 (the "Note"), by Telxon Corporation (the "Borrower") in favor of Bank One, NA ("Bank One").

                                    RECITALS
                                    --------

1. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Note.

2. Pursuant to Amendment No. 1 to the Credit Agreement which Amendment was dated as of August 6, 1996 by and between the Borrower, the lenders thereto and The Bank of New York, as Issuer, Swing Line Lender and Agent (the "Agent") and the Intercreditor Agreement dated as of August 6, 1996, by and between Bank One and the Agent, as acknowledged by the Borrower (the "Intercreditor Agreement"), Bank One extended to Borrower a certain Twenty Million Dollar ($20,000,000.00) revolving line of credit (the "Swing Line") which is evidenced by the Note and a Standby Letter of Credit No. 047769 dated April 25, 1996 in the amount of $75,608.33 ("Bank One Letter of Credit"). The Borrower granted Bank One a security interest in certain collateral pursuant to the Bank One Security Agreement dated as of August 6, 1996.

3.   The outstanding balance on the Note as of December 29, 1998 was $3,990,000.

4. The Borrower and Bank One are parties to a Consent, dated as of December 29, 1998 (the "Original Consent") pursuant to which Bank One has consented to the Waiver and Agreement, dated as of even date with the Original Consent (the "Amendment"), under the Credit Agreement, dated as of March 8, 1996, by and among the Borrower, the lenders party thereto, and the Agent (as supplemented or otherwise modified from time to time, the "Credit Agreement").

5. The Borrower and Bank One are also parties to that certain Further Consent dated as of February 12, 1999 (the "Further Consent") pursuant to which the Bank has consented to the Waiver Extension and Agreement dated as of even date with the Further Consent (the "Further Amendment"), under the Credit Agreement.

6. The Borrower has requested that the parties to the Credit Agreement grant a further waiver to the Borrower under the Credit Agreement, including an extension of the waiver granted under the Amendment and Further Amendment, such further waiver being substantially in the form of the Second Waiver Extension Agreement and Amendment No. 4 attached as Exhibit A hereto (the "Second Waiver and Extension"), and accordingly, has requested that Bank One consent to the Second Waiver and Extension.




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7.   Certain defaults have occurred or may occur under the Credit Agreement and the Note, which defaults are being waived in the manner, and for the period, provided in the Second Waiver and Extension and hereunder.

                  Accordingly, in consideration of the Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Bank One do hereby agree as follows:

          1. BANK ONE'S CONSENT. Bank One does hereby consent to the execution and delivery by the Borrower of the Second Waiver and Extension, provided that this Consent shall not become effective unless and until the Borrower shall have provided Bank One with written certification that the Borrower's Eligible Accounts Receivable and Eligible Inventory (as such terms are defined in the Credit Agreement) as of February 28, 1999, are sufficient under the formula set forth in Section 2(i) of the Amendment, as modified by the Further Amendment and the Second Waiver and Extension, to support the Borrower's currently outstanding borrowings under the Credit Agreement. Subject to Bank One's receipt of the foregoing certification, this Consent will be effective for the Extended Waiver Period (as defined in and determined in accordance with the Second Waiver and Extension). Bank One further agrees that the effectiveness of the Original Consent and the Further Consent shall not expire as of the time provided therein but shall be extended and remain in effect for and until the end of the Extended Waiver Period.

          2. As consideration for Bank One's consent to waiver of defaults under the Note, Borrower agrees as follows:

               (a) Upon the occurrence of the Effective Date of the Second Waiver and Extension, Borrower agrees to pay a consent fee to Bank One equal to 50 basis points of the outstanding principal balances of the Note and the Bank One Letter of Credit, which fee shall be payable (x) on the Effective Date of the Second Waiver and Extension in an amount equal to 35 basis points of the outstanding principal balances of the Note and the Bank One Letter of Credit, as of the Effective Date and
          (y) on June 1, 1999 in an amount equal to 15 basis points of the outstanding principal balances of the Note and the Bank One Letter of Credit, as of June 1, 1999, if Borrower has not delivered to the Agent or Bank One, on or before such date, a binding written commitment letter for the refinancing of the Swing Line, on terms reasonably acceptable to Bank One, PROVIDED, that should such commitment letter be terminated, the balance of the consent fee shall be payable at the time of such termination.

               (b) From and after December 29, 1998, any indebtedness outstanding under the Note shall bear interest on the unpaid balance thereof at a rate per annum equal to 200 basis points plus Bank One's Prime Rate (which may vary from time to


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          time). Interest shall be calculated on the basis of a 360-day year for actual days elapsed. Any change in the interest rate due to a change in Bank One's Prime rate shall take effect without notice to the Borrower on the date the change in Bank One's Prime Rate occurs. Bank One's Prime Rate is the rate announced by Bank One as its Prime Rate and is not necessarily the lowest rate charged by Bank One.

               (c) The Borrower shall within thirty (30) days execute an Amended and Restated Security Agreement, Patent and Trademark Security Agreement and Deed of Trust in favor of Bank One in forms acceptable to Bank One as well as UCC Financing Statements which may be required to be filed in any public office in order to perfect Bank One's interest in the Collateral to secure repayment of the Borrower's obligations under the Swing Line, including the Note and Bank One Letter of Credit; in each case, however, subject to the Intercreditor Agreement

     3. AFFIRMATION; ACKNOWLEDGEMENTS. The Borrower hereby (i) reaffirms and admits the validity and (subject to the terms of the Credit Agreement as referenced in and made a part of the terms of the Note, as such Credit Agreement terms are waived or modified by the Amendment, the Further Amendment and the Second Waiver and Extension) enforceability of the Note and Bank One Letter of Credit and all of its obligations thereunder as of the date hereof, (ii) acknowledges that Bank One is in compliance with all of its obligations under the Note and the Bank One Letter of Credit as of the date hereof and (iii) acknowledges that no further draws can be made by the Borrower under the Note without the consent of Bank One. The Borrower shall enter into an Amended and Restated Security Agreement, Patent and Trademark Security Agreement and Deed of Trust with Bank One (the "Bank One Collateral Documents") pursuant to which the Borrower shall grant to Bank One a security interest in the Collateral (as defined in the Credit Agreement) in order to secure all of the Borrower's obligations to Bank One in respect of the Note and Bank One Letter of Credit (the "Bank One Obligations"). Notwithstanding the date, manner, or order of attachment or perfection, the description of any collateral or security interests, liens, claims or encumbrances covered or granted by the Loan Documents (as defined in the Credit Agreement ) or the Bank One Collateral Documents, or any provision of the Uniform Commercial Code or other applicable law as in effect in any State, Bank One hereby agrees that its rights under the Bank One Collateral Documents are and shall be subordinate, to the extent and in the manner set forth in the Intercreditor Agreement, to all rights of the Agent under the Loan Documents, and that the Agent shall have at all times a Lien prior and superior to that of Bank One in all Collateral securing the Obligations under the Credit Agreement until the indefeasible payment in full, in cash, of all Obligations under the Credit Agreement. Bank One hereby reaffirms and admits to the validity and enforceability of the Intercreditor Agreement.

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     4. CONSENT LIMITED. In all other respects, the Note and Bank One Letter of
Credit shall remain in full force and effect.

     5. COUNTERPARTS. This Consent may be executed in any number of counterparts all of which, taken together shall constitute one Consent. In making proof of this Consent, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

     6. RELEASE. The Borrower releases Bank One, BANK ONE CORPORATION and each of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of or with respect to this Agreement, the Note or Bank One Letter of Credit, and/or any actions taken or omitted to be taken by Bank One with respect thereto on or prior to the Effective Date (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Borrower hereby agrees to hold Bank One, BANK ONE CORPORATION and their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them with respect thereto (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction). The agreements of the Borrower contained in this Section shall survive the payment in full in cash, the expiration or cancellation of the Bank One Letter of Credit, the expiration or termination of the Swing Line and the repayment of the Note.


     7. GOVERNING LAW. THIS CONSENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF OHIO AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS


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     OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES FOR CONFLICTS OF LAWS.

     IN WITNESS WHEREOF, each of the undersigned have caused this Consent to be executed on its behalf as of the date first above written.

                                                BANK ONE, NA

                                                By:  /s/ JOSEPH E. MANLEY
                                                   -----------------------------
                                                Name: JOSEPH E. MANLEY
                                                     ---------------------------
                                                Title:  VICE PRESIDENT
                                                      --------------------------

                                                TELXON CORPORATION

                                                By:  /s/ GERALD J. GABRIEL
                                                   -----------------------------
                                                Name: GERALD J. GABRIEL
                                                     ---------------------------
                                                Title:  SENIOR VICE PRESIDENT
                                                      --------------------------

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